BY-LAWS
OF
J.P. MORGAN ACCEPTANCE CORPORATION I

ARTICLE I

OFFICES

Section 1 Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1 Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2 Annual Meetings. The Annual Meetings of Stockholders shall be held in the Borough of Manhattan, The City of New York, on the second Thursday of May of each year at 11:00 a.m., New York City time, at which, meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting: Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 3 Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, or (ii) the President, (iii) any Vice President, if there be one, (iv) the Secretary or (v) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 4 Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 5 Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 6 Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 7 List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stock-holders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 8 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III

DIRECTORS

Section 1 Number and Election of Directors. The Board of Directors shall consist of not less than one nor more than fifteen members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. The Board of Director shall at all times include at least one Director who is not a director, officer or employee of the direct or indirect parent, subsidiary or affiliate of the Corporation. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

Section 2 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 3 Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4 Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. As promptly as practicable after each annual meeting of stockholders for the election of Directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business. If such meeting is not a regular meeting, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors.

Section 5 Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6 Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7 Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8 Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 9 Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 10 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1 General. The Board of Directors, at its first meeting and at its first meeting after each annual meeting of stockholders, may elect a Chairman of the Board, who shall be a director; a President, who shall be a director; one or more Vice Presidents (any one or more of whom may be designated Executive Vice Presidents or Senior Vice Presidents); a Secretary; and a Treasurer. In addition, the Board of Directors may elect, or the Chairman of the Board or the President may appoint, one or more Assistant Treasurers, Assistant Secretaries and such other officers as they or he may deem fit. The Corporation shall at all times have at least one executive officer who is not a director, officer or employee of the direct or indirect parent, subsidiary or affiliate of the Corporation (such executive officer may be the same person as the one Director, referred to in Article III, Section 1, who is not a director, officer or employee of the direct or indirect parent, subsidiary or affiliate of the Corporation). Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors or the President, need such officers be directors of the Corporation.

Section 2 Election. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed is the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4 Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. He shall have general supervision of the policies of the Corporation on behalf of the Board of Directors. The Chairman shall have the power to execute and deliver on behalf of the Corporation any contract, agreement or other instrument. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 5 president. The President of the Corporation shall have direct supervision of the policies of the Corporation on behalf of the Board of Directors and shall manage and administer the Corporation’s operations. He shall be the chief executive officer of the Corporation. He shall have the power to execute and deliver on behalf of the Corporation any contract, agreement or other instrument. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 6 Vice Presidents. Each Vice President shall have the duties and authority usually pertaining to such office and such other duties as shall be assigned to him by the Board of Directors, the Chairman of the Board or the President.

Section 7 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. At the request of the President or in his absence or in the event of his inability or refusal to act, the Secretary shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging co the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration co the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 9 Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, that perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 11 Other Officers. Such other officers as the Board of Directors or the President may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors or the President. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1 Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors; the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2 Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3 Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

Section 5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6 Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

Section 1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

Section 2 Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

GENERAL PROVISIONS

Section 1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2 Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

AMENDMENTS

Section 1 These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

Section 2 Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

J.P. MORGAN ACCEPTANCE CORPORATION I
UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS
IN LIEU OF MEETING

The undersigned, being all of the members of the Board of Directors of J.P. Morgan Acceptance Corporation I, a Delaware corporation (the “Corporation”), hereby consent to and take the following action pursuant to Section 141 of the Delaware General Corporation Law:

WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation that it continue, from time to time, to effect the issuance of, and offer for sale, asset backed notes and/or certificates (the “Securities”) to be issued in series (each a “Series”) by one or more trusts (each a “Trust”), each such Series of Securities to represent a beneficial interest in certain assets, which may include one or more pools of (i) home improvement installment contracts and installment loan agreements, (ii) closed-end or revolving home equity mortgage loans, (iii) previously issued private mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, (iv) adjustable rate mortgage loans, (v) manufactured housing installment sales contracts and installment loan agreements, (vi) commercial mortgage loans and (vii) private securities evidencing ownership interests in or secured by loans similar to the types of loans described in (i) through (vii) above (collectively, the “Assets”); and

WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation that it continue to sell certain classes of its Securities through public offerings or private offerings which, if public, require registration of the Securities with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”) or, if private, may be sold in private placements under Section 4(2) of the Act or otherwise, with subsequent resales permitted pursuant to Rule 144A or Regulation S under the Act or pursuant to another exemption from registration thereunder.

NOW, THEREFORE, IT IS RESOLVED, that the Corporation be and hereby is authorized to engage in public offerings or private offerings of Securities which, if public, require registration under the Act in which the Corporation will act as depositor of certain of the Assets into a Trust in exchange for Securities representing the beneficial interest in such Assets to be issued by a Trust simultaneously with such deposit, which Securities will be sold by the Corporation or its affiliate;

RESOLVED, that the execution in the name of the Corporation by the directors and appropriate officers and the filing with the SEC under the Act of a registration statement on Form S-3 (the “Registration Statement”) including a form of prospectus (the “Prospectus”), form of prospectus supplement and any exhibits and other documents relating thereto and required to be filed with the SEC, for the purpose of registration and public offering by the Corporation, from time to time, of up to $30,000,000,000 aggregate principal amount of Securities (in addition to any remaining principal amount of Securities registered by the Corporation pursuant to Registration Statement No. 333-127020), to be issued in series, in substantially the form of the draft Registration Statement presented to the Board of Directors on the date hereof be, and hereby is authorized, and such officer(s) be and hereby are authorized and empowered to file pre-and post-effective amendments or supplements to the Registration Statement and the Prospectus and forms of prospectus supplements included therein, with such further changes in and additions thereto as they in their sole discretion deem necessary or desirable in order to effect the registration of the Securities, such approval to be conclusively evidenced by such officers’ execution and filing of the Registration Statement as so changed or revised, and further to cause to be filed with the SEC such other documents as they deem necessary or desirable in order to comply with the Act and the Securities Exchange Act of 1934, as amended;

RESOLVED, that the directors and appropriate officers are hereby authorized to determine in each and every supplement to a Prospectus (a “Prospectus Supplement”) or private placement memorandum (a “Private Placement Memorandum”) related to a Series of Securities the designations, Series, pass-through rates, issue date, principal amounts, notional amounts and other terms and conditions for each such Series, without limitation as to the aggregate amount of Securities to be issued in private offerings authorized by this resolution;

RESOLVED, that the Corporation be, and hereby is, authorized to (a) establish a Trust for the issuance and sale of the Securities, (b) acquire and convey to the Trust certain Assets, as the directors or appropriate officers may approve, (c) procure financial guaranty insurance or other form of credit enhancement with respect to a related Series of Securities as any such officers or Directors deem necessary or advisable, (d) form special purpose vehicles, with respect to a Series of Securities, which may be in the form of a company, a limited liability company, a partnership, a trust or a similar entity, (e) appoint a qualified entity to act as trustee (the “Trustee”) with respect to the Trust and the Securities and (f) enter into derivative instruments for purposes of hedging investment risk associated with asset-backed securities;

RESOLVED, in connection with any public offering, that the Chairman, President, Principal Accounting Officer and Controller, Treasurer, Director of Taxes, or any Vice President and any other officer specifically authorized by the Board of Directors in writing (the “Authorized Officers”), the Secretary or any Assistant Secretary of the Corporation or Director is hereby authorized (a) to prepare any Prospectus Supplement in connection with the offering of any public securities, and (b) to negotiate, execute and deliver a pooling and servicing agreement, trust agreement, indenture, underwriting agreement, purchase and sale agreement or assignment agreement and such other documents and agreements as may be necessary to effect the intent and purpose of the foregoing resolutions, in such forms as any such officers or Directors deem necessary or advisable;

RESOLVED, in connection with any private offering, that the Authorized officers or Director are hereby authorized (a) to prepare any Private Placement Memorandum in connection with the offering of any private Securities and (b) to negotiate, execute and deliver a pooling and servicing agreement, indenture, purchase agreement, loan purchase and sale agreement or assignment agreement and such other documents and agreements as may be necessary to effect the intent and purpose of the foregoing resolutions, in such forms as any such officers or Directors deem necessary or advisable;

RESOLVED, that the Authorized Officers or Director are hereby authorized and directed to take all such actions as such officer or Director shall deem necessary or appropriate in order to obtain any required rating of the Securities by one or more nationally recognized rating organizations;

RESOLVED, that the Authorized Officers or Director are hereby authorized and directed to pay any and all expenses and fees arising in connection with the sale of Securities or otherwise in connection with these resolutions;

RESOLVED, that the corporate seal of the Corporation may be affixed to any instrument or document executed pursuant to the foregoing resolutions by impressing or affixing such corporate seal thereon or by imprinting or otherwise reproducing thereon a facsimile of such corporate seal;

RESOLVED, that each officer or director who is required or entitled to execute the Registration Statement (whether in name and on behalf of the Corporation, or as an officer or director of the Corporation, or both) be, and each of than hereby is, authorized and empowered to execute a power of attorney appointing William C. Buell, David M. Duzyk and Stanley P. Labanowski, as attomeys-in-fact, with full power of substitution severally, (a) to execute (individually and in each capacity in which such officer or director is required or entitled to execute the Registration Statement, including in the name of and on behalf of the Corporation) the Registration Statement and all amendments (including post-effective amendments) to the Registration Statement and documents in connection therewith, which amendments may make such changes in the Registration Statement as the attorney-in-fact acting in the premises deems appropriate, and (b) to cause the Registration Statement and any such amendment or amendments to the Registration Statement, so executed, to be filed with the Commission, each of said attorneys to have power to act with or without the others, and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever which such attorneys or any of them may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person;

RESOLVED, that the Authorized Officers, the Secretary or any Assistant Secretary of the Corporation be, and each of them with full authority to act without the others, hereby is, authorized and directed in the name and on behalf of the Corporation to take any and all action which he or she may deem necessary or advisable in order to obtain a permit; register or qualify the Securities for issuance and sale or to request an exemption from registration of the Securities, to register or obtain a license for the Corporation as a dealer or broker under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, file and publish all such applications, reports, issuer’s covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers, agreements, documents and instruments as may be deemed by such officer to be filed or advisable to be filed, and that the Board of Directors hereby adopts the form of any and all resolutions required by any such state authority in connection with any such applications, reports, issuer’s covenants, irrevocable consents to service of process, powers of attorney and other papers, agreements, documents and instruments if (i) in the opinion of the officer of the Corporation so acting the adoption of such resolutions is necessary or advisable and (ii) the Secretary of the Corporation evidences such adoption by filing with this Unanimous Written Consent copies of such resolutions, which shall thereupon be deemed to be adopted by the Board of Directors and incorporated in this Unanimous Written Consent as part of this resolution with the same force and effect as if included herein, and that the Authorized Officers, the Secretary or any Assistant Secretary of the Corporation take any and all further action which they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Corporation;

RESOLVED, that it is in the best interests of the Corporation that the Securities be qualified or registered for sale in various states, that the Authorized Officers, the Secretary or any Assistant Secretary of the Corporation and its counsel are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Securities as said Authorized Officers, the Secretary or any Assistant Secretary may deem advisable, that said Authorized Officers, Secretary or any Assistant Secretary are hereby authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, and the execution by such Authorized Officers, Secretary or any Assistant Secretary of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents to be executed and the action so taken;

RESOLVED, that the Authorized Officers or Director are hereby authorized and directed to execute and deliver, in the name and on behalf of the Corporation, any and all additional instruments, documents, agreements or filings with the SEC and to take such further action as to any of them appears necessary or desirable to carry into effect the intent and purpose of the foregoing resolutions; and

RESOLVED, that any and all actions of the officers of the Corporation in connection with the matters contemplated by the foregoing resolutions taken prior to the date hereof be, and they hereby are, approved ratified and adopted in all respects as fully as if such actions had been presented to this Board of Directors for its approval prior to such actions being taken.

RESOLVED, that the Secretary of the Corporation be, and hereby is, directed to file this Consent with the minutes of the meeting of the Board of Directors of the Corporation in the minute book of the Corporation.

This Consent may be separately executed in two or more counterparts by the Directors of the Corporation.

IN WITNESS WHEREOF, this Unanimous Written Consent of the Directors has been the duly executed as of the 7th day of December 2005.

Signature	Title	Date
_______________ David M Duzyk	Director	December 7, 2005
_______________ Christine E. Cole	Director	December 7, 2005
_______________ William A. King	Director	December 7, 2005
_______________ Edwin F. McMichael	Director	December 7, 2005